Exhibit 5.2

Snell & Wilmer L.L.P.

1700 S. PAVILION CENTER DRIVE, SUITE 700

LAS VEGAS, NV 89135

TELEPHONE: 702.784.5200

FACSIMILE: 702.784.5252

January 12, 2026

Ondas Holdings Inc.

222 Lakeview Avenue, Suite 800

West Palm Beach, FL 33401

Re: Prospectus Supplement to Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as Nevada counsel to Ondas Holdings Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement dated January 9, 2026 filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations (“Prospectus Supplement”) on January 9, 2026, which supplements the Company’s Registration Statement on Form S-3ASR (File No. 333-290121) which automatically became effective upon filing on September 9, 2025, as amended from time to time (such Registration Statement in the form in which it became effective is referred to herein as the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), including the base prospectus dated September 9, 2025 (together with the Prospectus Supplement, the “Prospectus”), relating to the registration and offering by the Company of 19,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 41,790,274 shares of Common Stock (the “Pre-Funded Warrant Shares”), and common warrants (the “Common Warrants,” together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 121,580,548 shares of Common Stock (the “Common Warrant Shares,” together with the Pre-Funded Warrant Shares, the “Warrant Shares”), pursuant to that certain Securities Purchase Agreement, dated January 9, 2026, by and between the Company, on the one hand, and the investors, on the other hand (the “Securities Purchase Agreement”) and that certain Placement Agent Agreement (the “Placement Agent Agreement”), dated January 9, 2026, by and between the Company, on the one hand, and Oppenheimer & Co. Inc., as representative of the several placement agents named in Schedule I to the Placement Agent Agreement (collectively, the “Placement Agents”), on the other hand. The Shares, Warrants and the Warrant Shares are collectively referred to as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Prospectus.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and exhibits thereto, including the Prospectus; (ii) the Amended and Restated Articles of Incorporation of the Company, as amended, as currently in effect (the “Charter”); (iii) the Amended and Restated Bylaws of the Company, as amended, as currently in effect; (iv) the Securities Purchase Agreement; (v) the Placement Agent Agreement; (vi) the form of Pre-Funded Warrant; (vii) the form of Common Warrant; and (viii) certain resolutions and unanimous written consents of the board of directors of the Company (the “Board”) and the pricing committee of the Board relating to (A) the issuance and sale of the Offered Securities, (B) the specimen of Common Stock certificate, and (C) other related matters. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection therewith we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. For purposes of the opinions expressed herein, we assumed that the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

Ondas Holdings Inc.

January 12, 2026

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that:

(i)	the Shares and Warrants to be issued and sold by the Company under the Securities Purchase Agreement and Placement Agreement have been duly authorized, and when the Shares are delivered to and paid for by the investors in accordance with the terms of the Securities Purchase Agreement and Placement Agent Agreement, the Shares will be validly issued, fully paid and nonassessable;

(ii)	the Pre-Funded Warrant Shares will be duly authorized and, when the Pre-Funded Warrant Shares are issued and delivered upon exercise of the Pre-Funded Warrants and payment of any consideration for the Pre-Funded Warrant Shares in accordance with the terms of the Securities Purchase Agreement, the Placement Agent Agreement and the Pre-Funded Warrants, as applicable, will be validly issued, fully paid and nonassessable; and

(iii)	the Common Warrant Shares will be duly authorized and, when the Common Warrant Shares are issued and delivered upon exercise of the Common Warrants and payment of any consideration for the Common Warrant Shares in accordance with the terms of the Securities Purchase Agreement, the Placement Agent Agreement and the Common Warrants, as applicable, will be validly issued, fully paid and nonassessable.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares and Warrant Shares will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion if any applicable laws change after date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares and Warrant Shares.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Current Report on Form 8-K dated the date hereof filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.